Exhibit 1.1

31,600,000 Ordinary Shares

SENSATA TECHNOLOGIES HOLDING N.V.

ORDINARY SHARES, NOMINAL VALUE EUR 0.01 PER SHARE

UNDERWRITING AGREEMENT

March     , 2010

March     , 2010

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BMO Capital Markets Corp.

Oppenheimer & Co. Inc.

RBC Capital Markets Corporation

c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

and

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Sensata Technologies Holding N.V., a Dutch public limited company (naamloze vennootschap or N.V.) (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company (collectively, the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 31,600,000 ordinary shares, nominal value EUR 0.01 per share, of the Company (the “Firm Shares”), of which 26,315,789 shares are to be issued and sold by the Company and 5,284,211 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto. Prior to the execution and delivery of this Agreement, the following actions were effected by execution of various notarial deeds: (i) the increase of the authorized share capital of the Company from 175,000,000 to 350,000,000 ordinary shares (which will be further increased prior to the Closing Date (as defined below) from 350,000,000 to 400,000,000 ordinary shares) and (ii) the conversion of Sensata Technologies Holding B.V. into Sensata Technologies Holding N.V. whereby the Company was renamed Sensata Technologies Holding N.V.

The Selling Shareholders also propose to issue and sell to the several Underwriters not more than an additional 4,740,000 ordinary shares, nominal value EUR 0.01 per share, of the Company (the “Additional Shares”) with each Selling Shareholder selling up to the number of Additional Shares set forth opposite such Selling Shareholder’s name in Schedule I hereto, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

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Morgan Stanley & Co. Incorporated (“DSP Bank”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by DSP Bank and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

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(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated and is validly existing as an entity in good standing under Dutch laws, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims securing the Company’s senior secured credit facility described in the Time of Sale Prospectus under the heading “Description of Certain Outstanding Indebtedness,” and such liens, encumbrances, equities or claims imposed by operation of law in the ordinary course of business and are not material.

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(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of organization or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no contracts or other documents to which the Company or any of its subsidiaries are a party or by which any of their assets are bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

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(m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, and (iv) have received no written notice of any claim, action or proceeding relating to noncompliance with or liability under Environmental Laws, and, to the Company’s knowledge, no such claim, action or proceeding is threatened, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals, failure to comply with the terms and conditions of such permits, licenses or approvals, or claim, action or proceeding would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, remedial or corrective action, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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(q) Except as described in the Time of Sale Prospectus under the heading “Certain Relationships and Related Party Transactions,” there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r) Neither the Company nor any of its subsidiaries, controlled affiliates, directors or officers, nor, to the Company’s knowledge, any employee, agent, representative or other affiliate of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in mutual compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

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(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that, since April 27, 2006, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its

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subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(w) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is threatened or imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(y) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

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(z) The Company and its subsidiaries, as applicable, own, possess, hold, license or otherwise have the right to use all patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and Internet domain names (“Intellectual Property”) material to and/or necessary for the conduct of their business (“Company Intellectual Property”). Except as described in the Time of Sale Prospectus, (i) to the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Company Intellectual Property; (ii) the Company Intellectual Property has not been adjudged invalid or unenforceable, in whole or in part; and (iii) there is no pending or threatened claim, action or proceeding (A) challenging the rights of the Company or its subsidiaries in or to, or the validity, enforceability or scope of, any Company Intellectual Property, or (B) alleging that the conduct of the business of the Company and its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries have received notice of, or are aware of any facts that would form a reasonable basis for, any such claim, action or proceeding; which, in each case of (i)-(iii), singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa) The Company and its subsidiaries have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and except as set forth in or contemplated in the Time of Sale Prospectus and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and except as set forth in or contemplated in the Time of Sale Prospectus.

(bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(cc) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(dd) Each domestic pension plan and welfare plan established or maintained by the Company and/or its subsidiaries is in compliance with the currently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended, except where noncompliance would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

The combined historical financial statements of the Company included in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(ee) To the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Company or any of its subsidiaries or between any member of FINRA and any of the officers or directors of the Company, any beneficial holder of five percent or more of any class of the Company’s securities or any beneficial owner of the Company’s unregistered equity securities that were acquired after May 1, 2009. The Company does not intend to (i) use at least five percent of the net proceeds from the sale of the Shares to reduce or retire the balance of a loan or credit facility extended by any Underwriter or any affiliate (as defined in FINRA Rule 2720) or associated person of an Underwriter, in the aggregate, or (ii) otherwise direct at least five percent of the net proceeds from the sale of the Shares to any Underwriter or any affiliate (as defined in FINRA Rule 2720) or associated person of an Underwriter, in the aggregate.

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(ff) The Company has no significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) other than (i) Sensata Technologies B.V., a private company with limited liability under Dutch law, Sensata Technologies, Inc., a Delaware corporation, Sensata Technologies Holland B.V., a private company with limited liability under Dutch law, Sensata Technologies Massachusetts, Inc., a Delaware corporation, Sensata Technologies Intermediate Holding B.V., a private company with limited liability under Dutch law, Sensata Technologies Holding Company U.S. B.V., a private company with limited liability under Dutch law, and Sensata Technologies Holding Company Mexico B.V., a private company with limited liability under Dutch law, and (ii) solely on account of clause (3) of Rule 1-02(w) of Regulation S-X under the Securities Act, Sensata Technologies Japan Ltd., Sensata Technologies Korea Ltd., Sensata Technologies Malaysia Sdn Bhd., Sensata Technologies Changzhou Co. Ltd. and Sensata Technologies Baoying Co. Ltd., Airpax Electronics (Shanghai) Company, Ltd. and Sensata Technologies Mexico Distribution S. de R.L. de C.V.

(gg) No stamp duty or other issuance or transfer taxes or duties (other than the timbre de dimension, the non-payment of which does not affect the validity of this Agreement or the Shares) or income, withholding or other taxes are payable by or on behalf of the Underwriters to the French Republic, the Netherlands or to any taxing authority thereof or therein in connection with the issuance and sale by the Company of the Shares.

(hh) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(ii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(jj) The Company has not offered, or caused DSP Bank to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

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(kk) The offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not result in the breach or violation of any of the terms or provisions of, or constitute a default under, or accelerate the performance required by the terms of any agreement or instrument to which the Company or any subsidiary of the Company is a party or by which of the assets of the Company or any subsidiary of the Company are bound. Without limiting the foregoing, (i) none of the debt incurrence tests or other financial or debt covenants, ratios or tests contained in any credit facility or indenture to which the Company or any subsidiary of the Company is a party or by which it is bound will be breached by the consummation of the transactions contemplated by this Agreement or the application of the proceeds from the offering and sale of the Shares and (ii) none of the default provisions contained in any credit facility or indenture to which the Company or any subsidiary of the Company is a party or by which it is bound will be breached by the consummation of the transactions contemplated by this Agreement or the application of the proceeds from the offering and sale of the Shares.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the share transfer agreements, each to be dated the applicable Closing Date, pursuant to which the Shares to be sold by such Selling Shareholder will be transferred by such Selling Shareholder to the Underwriters in accordance with this Agreement (the “Share Transfer Agreements”) and (other than in the case of Sensata Investment Company S.C.A.) the Custody Agreement and Agreement to Sell signed by such Selling Shareholder and Sensata Technologies, Inc., as Custodian, relating to the Shares to be sold by such Selling Shareholder (the “Custody Agreement”), the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) and the private deeds of issuance, each to be dated the applicable Closing Date, pursuant to which the Shares to be sold by such Selling Shareholder will be issued to such Selling Shareholder in connection with the exercise by such Selling Shareholder of outstanding stock options (the “Deeds of Issuance”) will not contravene any provision of applicable law, or the articles of organization, articles of association, certificate of incorporation, by-laws or other constituent documents of such Selling Shareholder (if such Selling Shareholder is a corporation, Luxembourg société en commandite par actions or other business entity), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Share Transfer Agreements, Custody Agreement, Power of Attorney or Deeds of Issuance of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

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(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney, as applicable, and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney, to the extent such Selling Shareholder is a party thereto, have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder. The Share Transfer Agreements and the Deeds of Issuance, to the extent such Selling Shareholder will be a party thereto, as of each Closing Date, will have been duly authorized, executed and delivered by such Selling Shareholder and will be valid and binding agreements of such Selling Shareholder.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

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(g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) are made only as to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Selling Shareholder specifically for use in the preparation of the Registration Statement or such other documents.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[•] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 4,740,000 Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share

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equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters on one occasion, in whole or in part, by giving written notice not later than 30 days after the date of this Agreement. The exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. The purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On the day, if any, that Additional Shares are to be purchased (the “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares, subject to such adjustments to eliminate fractional shares as you may determine, that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares. If the number of Additional Shares to be purchased by the Underwriters on the Option Closing Date is less than the number of Additional Shares being offered by the Selling Shareholders as set forth on Schedule I hereto, the number of Additional Shares to be sold by the Selling Shareholders shall be allocated among the Selling Shareholders on a pro rata basis in accordance with the respective number of Additional Shares being offered by each Selling Shareholder as set forth on Schedule I hereto, subject to such adjustments to eliminate fractional shares as you may determine.

Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Barclays Capital Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

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The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option outstanding on the date hereof and described in the Time of Sale Prospectus; provided that any recipients thereof enter into lock-up agreements with the Underwriters in the form of Exhibit A hereto, (c) the issuance by the Company of options or other stock-based compensation pursuant to equity compensation plans in existence on the date hereof and, in each case, described in the Time of Sale Prospectus; provided that any recipients thereof enter into lock-up agreements with the Underwriters in the form of Exhibit A hereto with respect to the remaining 180-day restricted period or any extension thereof or, in the case of the issuance of options, such options do not become exercisable during the 180-day restricted period or any extension thereof, (d) distributions by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of a Selling Shareholder, (e) transfers by a Selling Shareholder of shares of Common Stock as a bona fide gift; provided that in the case of any transfer or distribution pursuant to clauses (d) and (e), (i) each donee or distributee shall enter into lock-up agreements with the Underwriters in the form of Exhibit A hereto with respect to the remaining 180-day restricted period or any extension thereof and (ii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence; (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 180-day restricted period or any extension thereof, or (g) the issuance by the Company of up to an aggregate of 17 million shares of Common Stock (as adjusted for stock splits, stock dividends and other similar events after the date hereof) as consideration for bona fide acquisitions, provided that any recipients thereof agree to enter into lock-up agreements with the Underwriters in the form of Exhibit A hereto with respect to the remaining 180-day restricted period or any extension thereof. In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Barclays Capital Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

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5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March     , 2010, or at such other time on the same or such other date, not later than                     , 2010, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than                     , 2010, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

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(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer or managing director of the Company, (i) to the effect set forth in Section 6(a )(i) above, (ii) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (iii) to the effect that, there has been no material adverse change in the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date the opinion and negative assurances letter of Kirkland & Ellis LLP, outside U.S. counsel for the Company, dated the Closing Date, in the forms attached hereto as Annexes A-1 and A-2, respectively.

(d) The Underwriters shall have received on the Closing Date opinions of Loyens & Loeff N.V., outside Dutch counsel for the Company and the Selling Shareholders, dated the Closing Date, in the form attached hereto as Annex B.

(e) The Underwriters shall have received on the Closing Date the opinions of Kirkland & Ellis LLP, U.S. counsel for the Selling Shareholders, dated the Closing Date, in the form attached hereto as Annex C.

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(f) The Underwriters shall have received on the Closing Date the opinions of Loyens & Loeff N.V., Luxembourg counsel for Sensata Investment Company S.C.A., dated the Closing Date, in the form attached hereto as Annex D.

(g) The Underwriters shall have received on the Closing Date a letter from Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(h) The Underwriters shall have received on the Closing Date an opinion of Van Doorne N.V., Dutch counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

The opinion of Kirkland & Ellis LLP described in Section 6(c) above and the opinion of Loyens & Loeff N.V. described in Section 6(d) above (and any opinions of counsel for any Selling Shareholder referred to in Section 6(e) or 6(f) above) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the shareholders, option holders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate, dated the date hereof or the Closing Date, as the case may be, and signed by the chief financial officer of the Company, to the effect that (i) such officer is familiar with the accounting, operations and records systems of the Company and its subsidiaries and (ii) such officer has supervised the compilation of and reviewed certain information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and that such information has been derived from the accounting records of the Company and, to the best of such officer’s knowledge, is accurate in all material respects.

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The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, six (6) conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is

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necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

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(h) To make generally available to the Company’s security holders and to you as soon as reasonably practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Sellers’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of external counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides

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and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of external counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (xi) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution”, Section 11 entitled “Directed Share Program Indemnification” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any

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Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use therein. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the

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Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls

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the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated and Barclays Capital Inc. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by Sensata Investment Company S.C.A. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i)

28

above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall not be greater than such liability under Section 10(b) hereof had such indemnification been available under that Section and in all cases shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

29

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless the DSP Bank, each person, if any, who controls the DSP Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of DSP Bank within the meaning of Rule 405 of the Securities Act (“DSP Bank Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the DSP Bank Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any DSP Bank Entity in respect of which indemnity may be sought pursuant to Section 11(a), the DSP Bank Entity seeing indemnity, shall promptly notify the Company in writing and the Company, upon request of the DSP Bank Entity, shall retain counsel reasonably satisfactory to the DSP Bank Entity to represent the DSP Bank Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any DSP Bank Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such DSP Bank Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and

30

the DSP Bank Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the DSP Bank Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all DSP Bank Entities. Any such separate firm for the DSP Bank Entities shall be designated in writing by the DSP Bank. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the DSP Bank Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a DSP Bank Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the DSP Bank Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of DSP Bank, effect any settlement of any pending or threatened proceeding in respect of which any DSP Bank Entity is or could have been a party and indemnity could have been sought hereunder by such DSP Bank Entity, unless such settlement includes an unconditional release of the DSP Bank Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 11(a) is unavailable to a DSP Bank Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the DSP Bank Entity thereunder, shall contribute to the amount paid or payable by the DSP Bank Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the DSP Bank Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 11(c) (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(c)(i) above but also the relative fault of the Company on the one hand and of the DSP Bank Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the DSP Bank Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the DSP Bank Entities for the Directed Shares, bear to the aggregate

31

Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the DSP Bank Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the DSP Bank Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the DSP Bank Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the DSP Bank Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by the DSP Bank Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the DSP Bank Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no DSP Bank Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such DSP Bank Entity has otherwise been required to pay. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any DSP Bank Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance

32

services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v ), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation

33

hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The obligation of any Seller with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, such Seller agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to such Seller an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18. Submission to Jurisdiction; Appointment of Agent for Service. (a) Each Seller irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding involving any of the parties hereto that arises out of or relates to this Agreement or the transactions contemplated hereby. Each Seller irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, such Seller irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) Each Seller hereby irrevocably appoints Sensata Technologies, Inc., with offices at 529 Pleasant Street, Attleboro, Massachusetts 02703, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each Seller waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each Seller represents and warrants that such agent has agreed to act as such Seller’s agent for service of process, and such Seller agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

34

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including without limitation the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21. Notices. All communications hereunder shall be in writing and effective only upon receipt, and:

(a) if to the Underwriters (i) shall be delivered, mailed or sent to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy to the Director of Litigation, Office of the General Counsel, and (ii) a copy (which shall not constitute notice) shall be delivered, mailed or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department and ECM Legal, Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, and Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Mark G. Borden and Peter N. Handrinos;

(b) if to the Company shall be delivered, mailed or sent to Sensata Technologies Holding N.V., 529 Pleasant Street, Attleboro, Massachusetts 02703, Attention: Chief Financial Officer; and

(c) if to the Selling Shareholders shall be delivered, mailed or sent to Sensata Investment Company S.C.A., c/o Sensata Technologies Holding N.V., 529 Pleasant Street, Attleboro, Massachusetts 02703, Attention: Chief Financial Officer.

35

Very truly yours, SENSATA TECHNOLOGIES HOLDING N.V.

By:
Name: Title:
SENSATA INVESTMENT COMPANY S.C.A.

By:
Name: Title:

The other Selling Shareholders named in Schedule I hereto, acting severally

By:
Attorney-in Fact

36

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BMO Capital Markets Corp.

Oppenheimer & Co. Inc.

RBC Capital Markets Corporation

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. Incorporated

By:
Name: Title:

By:	Barclays Capital Inc.

By:
Name: Title:

37

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
Sensata Investment Company S.C.A.	4,930,209	4,386,535
Thomas Wroe	71,005	70,898
Jeffrey Cote	47,173	47,102
Martha Sullivan	59,923	59,832
Steve Major	22,580	22,546
Richard Dane, Jr.	28,738	28,695
Steve Beringhause	18,060	18,032
Geert Braaksma	13,135	13,115
Santos Alberto Castillo	3,079	3,074
Thomas Charboneau	4,105	4,099
Susan Gorius	3,079	3,074
Robert Hureau	7,381	7,370
Han-Koo Kaang	16,422	16,397
Donna Kimmel	16,422	16,397
Steve McDonald	4,914	4,906
Keng Hooi Ng	3,079	3,074
Debra Patsky	3,931	3,925
Steven Reynolds	3,079	3,074
Takeshi Sato	5,733	5,724
Gary John Snyder	13,135	13,115
Aaron D. Weiss	4,924	4,917
Catherine White	4,105	4,099
Total:	5,284,211	4,740,000

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated
Barclays Capital Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc
Credit Suisse Securities (USA) LLC
BMO Capital Markets Corp
Oppenheimer & Co. Inc
RBC Capital Markets Corporation

Total

2

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued February 26, 2010

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information to be included on Schedule II if a final term sheet is not used]

D-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

            , 2010

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

J.P. Morgan Securities Inc.

c/o Morgan Stanley & Co. Incorporated

     1585 Broadway

     New York, NY 10036

     and

     Barclays Capital Inc.

     745 Seventh Avenue

     New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Barclays Capital Inc. (“Barclays”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sensata Technologies Holding N.V., a Dutch public limited company (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and Barclays Capital Inc. (collectively, the “Underwriters”), of ordinary shares (the “Common Stock”), of the Company (the “Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Barclays on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, (c) transfers as a bona fide gift, (d) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to clauses (b), (c), and (d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period, or (f) the sale of shares of Common Stock to the Underwriters in the Public Offering pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Barclays on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement shall automatically terminate upon the earliest of: (i) March 31, 2010, if the Public Offering shall not have occurred on or before that date, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Public Offering is withdrawn, and (iii) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Shares to the Underwriters.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

Annex A-1

300 North LaSalle

Chicago, Illinois 60654

www.kirkland.com

March __, 2010

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BMO Capital Markets Corp.

Oppenheimer & Co. Inc.

RBC Capital Markets Corporation

c/o	Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

and

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re: Sensata Technologies Holding N.V.

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for Sensata Technologies Holding N.V., a Dutch public limited liability company (the “Company”), in response to the requirement in Section 5(c) of the Underwriting Agreement, dated                     , 2010 (the “Underwriting Agreement”), by and among the Company, certain shareholders of the Company named in Schedule I thereto and Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

Hong Kong      London      Los Angeles      Munich      New York      San Francisco      Washington, D.C.

Morgan Stanley & Co. Incorporated, et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March __, 2010

In connection with the preparation of this letter, we have, among other things, read:

(a)	the Registration Statement on Form S-1 (Registration No. 333-163335) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 25, 2009, for the purpose of registering the sale of the Shares by the Company under the Securities Act of 1933, as amended (the “Securities Act”) (which registration statement, as amended by pre-effective Amendment No. 1, pre-effective Amendment No. 2 and pre-effective Amendment No. 3 and as constituted at the time it became effective is herein called the “Registration Statement”);

(b)	the Company’s preliminary prospectus, dated February __, 2010, the Company’s free writing prospectus filed with the Commission on February __, 2010 and the price of the Shares to be offered to the public (the “Time of Sale Information”);

(c)	the Company’s final prospectus, dated March __, 2010 (the “Prospectus”);

(d)	an executed copy of the Underwriting Agreement;

(e)	a specimen certificate for the Firm Shares;

(f)	certified copies of resolutions adopted by (i) the Company’s Board of Directors on November 25, 2009, (ii) the Company’s Board of Directors on , 2010, (iii) the Company’s Board of Directors on , 2010 and (iv) the pricing committee of the Company’s Board of Directors on , 2010; and

(g)	copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Shares under the Underwriting Agreement.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1.	Based solely on our review of the minute books and stock records of such entities, to our knowledge, all of the issued and outstanding capital stock of those subsidiaries of the Company listed on Exhibit A hereto are owned of record by that entity identified on Exhibit A as the record owner of such capital stock.

Morgan Stanley & Co. Incorporated, et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March __, 2010

2.	All of the issued and outstanding shares of capital stock of each of Sensata Technologies, Inc. and Sensata Technologies Massachusetts, Inc. have been duly authorized and are validly issued, fully paid and non-assessable.

3.	Each of Sensata Technologies, Inc. and Sensata Technologies Massachusetts, Inc. has been duly incorporated and is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

4.	The Company is not required to obtain any consent, approval, authorization or order of any governmental agency or any court for the Company’s execution, delivery and performance of the Underwriting Agreement and the sale of the Firm Shares by the Company under the Underwriting Agreement, except for the order by the Commission declaring the Registration Statement effective, which is addressed in paragraph 5 below.

5.	We have no knowledge about any legal or governmental proceeding that is pending or threatened against the Company or any of its subsidiaries that has caused us to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Time of Sale Information and the Prospectus but that is not so described. We have no knowledge about any contract or document to which the Company or one of its subsidiaries is a party or to which any of its property is subject that has caused us to conclude that such contract or document is required to be described in the Time of Sale Information and the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

6.	A “Notice of Effectiveness” has been issued by the Commission’s Division of Corporation Finance, pursuant to authority delegated to it by the Commission, declaring the Registration Statement effective under the Securities Act on , 2010 (the “effective date”), and we have no knowledge that any stop order suspending the effectiveness of the Registration Statement has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission.

7.	The execution, delivery and performance of the Underwriting Agreement by the Company, and the consummation of the transactions contemplated thereby by the Company, do not (i) constitute a violation by the Company of any applicable provision of any law, statute or regulation (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation), (ii) contravene any judgment, order or decree, in each case to our knowledge, of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or (iii) breach, or result in a default under, any existing obligation of the Company or any of its subsidiaries under any of the agreements or forms of the agreements filed as an exhibit to the Registration Statement.

Morgan Stanley & Co. Incorporated, et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March __, 2010

8.	The information in the Time of Sale Information and the Prospectus under the caption “Underwriting,” to the extent that it summarizes documents to which the Company is a party, is correct in all material respects. The information in the Time of Sale Information and the Prospectus under the heading “Tax Considerations—U.S. Tax Considerations,” to the extent that it summarizes laws, governmental rules or regulations, is correct in all material respects.

9.	The Company is not and, after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10.	We have no knowledge of any contract, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities with the Shares registered pursuant to the Registration Statement that have not been otherwise complied with or waived.

11.	The Registration Statement, at _:00 p.m. (Eastern time) on , 2010, and the Prospectus, as of , 2010, appeared on their faces to have complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

*********

Except as otherwise specified in this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based. We have not undertaken any investigation or search of any records of any court or any governmental agency or body for purposes of this letter. We note that with respect to paragraph 6(ii) above, no judgments, orders or decrees were identified to us by the Company.

Morgan Stanley & Co. Incorporated, et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March __, 2010

We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Underwriting Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter.

In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed, to the extent consistent with our professional responsibility, that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the actual awareness at the time this letter is delivered on the date it bears by Dennis M. Myers, P.C., Jeffrey W. Richards, P.C., Marc D. Browning, Bradley C. Reed and Joshua A. Strickland, who are the only lawyers with Kirkland & Ellis LLP at that time who spent time representing the Company in connection with the offering of the Securities effected pursuant to the Time of Sale Information and the Prospectus, after consultation with other lawyers in our firm who spent time representing the Company on other matters.

Morgan Stanley & Co. Incorporated, et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March __, 2010

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, or the federal law of the United States referred to herein, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. We note that the Company is an entity organized under the laws of the Netherlands. We note in this regard that you are receiving an opinion from Loyens & Loeff, a firm licensed to practice in the Netherlands, with respect to the matters relating to Dutch law. We are not licensed to practice in the Netherlands and we have made no investigation of, and do not express or imply any opinion on, the laws of the Netherlands. We express no opinion with respect to any laws, statutes, governmental rules or regulations or decisions which in our experience are not applicable generally to transactions of the kind covered by the Underwriting Agreement or covered by opinions typically delivered in connection with transactions of the kind covered by the Underwriting Agreement, or to compliance with any disclosure requirement (other than in paragraph 10 with respect to the Registration Statement, at _:00 p.m. (Eastern time) on             , 2010, and the Prospectus, as of             , 2010, appearing on their faces to have complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder) or any prohibition against fraud or misrepresentation. None of the opinions or other advice contained in this letter considers or covers (i) any foreign or state securities (or “blue sky”) laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or accounting data set forth in (or omitted from) the Registration Statement or the Prospectus, (iii) any rules and regulations of the Financial Industry Regulatory Authority relating to the compensation of underwriters; (iv) Section 16 of the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder; or (v) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law or other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

Morgan Stanley & Co. Incorporated, et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March __, 2010

This letter is being provided to you pursuant to the provision in the Underwriting Agreement cited in the initial paragraph of this letter and may not be relied upon by you for any other purpose. Without our written consent: (i) no person (including any person that acquires any Firm Shares from the Underwriters) other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

KIRKLAND & ELLIS LLP

EXHIBIT A

Name	Outstanding Capital Stock	Record Owner

Sensata Technologies Finance Company LLC	1,000 common units	Sensata Technologies B.V.

Sensata Technologies, Inc.	1,000 shares of common stock	Sensata Technologies Holding Company U.S., B.V.

Control Devices, Inc.	10 shares of capital stock	Sensata Technologies, Inc.

Sensata Technologies Massachusetts, Inc.	1,000 shares of common stock	Sensata Technologies Holding Company U.S., B.V.

A-1

Annex A-2

300 North LaSalle

Chicago, Illinois 60654

www.kirkland.com

March     , 2010

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BMO Capital Markets Corp.

Oppenheimer & Co. Inc.

RBC Capital Markets Corporation

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

and

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	Offering of Ordinary Shares, par value €0.01 per share, of Sensata Technologies Holding N.V. (the “Shares”)

Ladies and Gentlemen:

We are issuing this letter in our capacity as special U.S. counsel for and at the request of Sensata Technologies Holding N.V., a Dutch public limited liability company (the “Company”), in response to the requirement in Section 5(c) of the Underwriting Agreement, dated March     , 2010 (the “Underwriting Agreement”), by and among the Company, certain shareholders of the Company named in Schedule I thereto and the several underwriters named in Schedule II thereto (collectively, “you” or the “Underwriters”).

In the above capacity, we have reviewed the Time of Sale Information, the registration statement on Form S-1 (Registration No. 333-163335) (the “Registration Statement”) and the final prospectus dated March     , 2010, relating to the sale of the Shares (the “Prospectus”). For purposes of this letter, “Time of Sale Information” means collectively, the preliminary prospectus, dated February 26, 2010, the Company’s free writing prospectus filed with the Securities and Exchange Commission on March     , 2010, and the price of the Shares to be offered to the public.

Hong Kong	London	Los Angeles	Munich	New York	San Francisco	Washington, D.C.

Morgan Stanley & Co. Incorporated, et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March     , 2010

The purpose of our professional engagement was not to establish factual matters, and the preparation of the Time of Sale Information, the Prospectus and the Registration Statement involved many determinations of a wholly or partially non-legal character. Except to the extent otherwise explicitly indicated in numbered paragraph 7 of our other letter to you dated the date hereof with respect to the issuance of the Shares, we have not independently verified, and do not assume any responsibility for, the accuracy, completeness or fairness of the Time of Sale Information, the Prospectus and the Registration Statement and make no representation that the actions taken in connection with the preparation and review of the Time of Sale Information, the Prospectus and the Registration Statement (including the actions described in the next paragraph) were sufficient to cause the Time of Sale Information, the Prospectus and the Registration Statement to be accurate, complete or fair.

We can, however, confirm that we have participated in the preparation of the Time of Sale Information, the Prospectus and the Registration Statement and have participated in conferences with representatives of the Company, other counsel for the Company, representatives of the independent accountants of the Company, you and your representatives and counsel during which disclosures in the Time of Sale Information, the Prospectus and the Registration Statement and related matters were discussed, and have reviewed such other documents as we deemed appropriate.

Based on the foregoing (relying as to matters of fact to the extent consistent with our professional responsibility on statements of officers and other representatives of the Company), we can advise you that nothing has come to our attention that has caused us to conclude that (a) the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Information, as of   :00 pm (Eastern time) on the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus as of its date or the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Morgan Stanley & Co. Incorporated, et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March     , 2010

This letter does not consider or cover, and we do not express any view with respect to, (i) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information or accounting data set forth in (or omitted from) the Time of Sale Information, the Prospectus and the Registration Statement, or (ii) any exhibits to the Registration Statement to the extent statements in such exhibits are deemed to be factual representations or warranties. The advice in this letter is limited to the federal securities laws of the United States of America. This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent advice.

This letter may be relied upon by you solely in your capacity as underwriters in connection with the closing under the Underwriting Agreement occurring today. Without our written consent: (i) no person (including any person that acquires any Securities from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

KIRKLAND & ELLIS LLP

Annex B

POSTAL ADDRESS	Postbus 71170 1008 BD AMSTERDAM
OFFICE ADDRESS	Fred. Roeskestraat 100 1076 ED AMSTERDAM
TELEPHONE	020 578 5758
FAX	020 578 5836
INTERNET	www.loyensloeff.com

LOYENS & LOEFF

To:

Each of the parties listed

on Schedule I attached hereto

UNDERWRITING AGREEMENT

SENSATA TECHNOLOGIES HOLDING N.V.

Privileged

Amsterdam, [—] 2010

Dear Sir/Madam,

You have requested us, the undersigned, as special counsel on certain matters of Dutch law to Sensata Technologies Holding N.V., a public company with limited liability under Dutch law (the “Company”) to render an opinion regarding the transactions contemplated by that certain underwriting agreement, dated [—], by and between the Company, the Selling Shareholders and the several underwriters named therein (the “Agreement”).

Headings used in this opinion are for ease of reference only and shall not affect the interpretation hereof.

In this opinion:

“Additional Shares” has the meaning given thereto in the Agreement;

“Articles” means the Company Articles, the CDI Articles, the Co-op Articles, the Newco Articles, the ST B.V. Articles, the ST Holland Articles, the ST Intermediate Articles, the ST Mexico Articles and the ST US Articles (all as defined below), collectively;

“CDI” means CDI Netherlands B.V., a private company with limited liability under Dutch law;

“Co-op” means Sensata Technologies Holding Coöperatief U.A, a cooperation (coöperatie) without liability incorporated under Dutch law.

“Deeds of Incorporation” means the CDI Deed of Incorporation and the ST B.V. Deed of Incorporation;

“Excerpts” means the Company Excerpt, the CDI Excerpt, the Co-op Excerpt, the Newco Excerpt, the ST B.V. Excerpt, the ST Holland Excerpt, the ST Intermediate Excerpt, the ST Mexico Excerpt and the ST US Excerpt (all as defined below), collectively;

The public limited company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce and Industry under number 24370566. Solely Loyens & Loeff N.V. shall operate as contracting agent. All its services shall be governed by its General Terms and Conditions, including, inter alia, a limitation of liability and a nomination of competent jurisdiction. These General Terms and Conditions have been printed on the reverse side of this page and may also be consulted via www.loyensloeff.com. The conditions were deposited with the Registry of the Rotterdam District Court on 1 July 2009 under number 43/2009.

AMSTERDAM  •  ANTWERP  •  ARNHEM  •  BRUSSELS  •  EINDHOVEN  •  LUXEMBOURG  •   ROTTERDAM  •  ARUBA  •  CURAÇAO  •  FRANKFURT  •

DUBAI  •  GENEVA  •  LONDON  •  NEW YORK  •  PARIS  •  SINGAPORE  •  TOKYO   •  ZURICH

“Existing Shares” means all shares in the capital of the Company issued and outstanding on the date hereof (other than the Firm Shares to be issued and sold by the Company and other than the Firm Shares to be sold by the Management Shareholders);

“Firm Shares” has the meaning given thereto in the Agreement;

“Management Shareholders” means the Selling Shareholders other than Sensata Investment Company S.C.A.;

“Membership Interests” means the membership interests in the Co-op outstanding on the date hereof;

“Newco B.V.” means Sensata Technologies Co-op Holding B.V., a private company with limited liability under Dutch law;

“Opinion Documents” means the Agreement, the Deed of Issuance, the Option Holder Deeds of Issuance, the Share Transfer Agreements and the Deed of Transfer, collectively;

“Opinion Parties” means the Company, CDI, Co-op, Newco B.V., ST B.V., ST Holland, ST Intermediate, ST Mexico and ST US, collectively;

“Prospectus” has the meaning given thereto in the Agreement;

“Registration Statement” means the registration statement (No. 333-163335), including a prospectus, relating to the Shares dated [—];

“Selling Shareholders” has the meaning given thereto in the Agreement;

“Shareholders Registers” means the Company Shareholders’ Register, the CDI Shareholders’ Register, the Co-op Members’ Register, the Newco Shareholders’ Register, the ST B.V. Shareholders’ Register, the Holland Shareholders’ Register, the ST Intermediate Shareholders’ Register, the ST Mexico Shareholders’ Register and the ST US Shareholders’ Register (all as defined below), collectively;

“Shares” means the Existing Shares, the Firm Shares and the Additional Shares;

“ST B.V.” means Sensata Technologies B.V., a private company with limited liability under Dutch law;

“ST Holland” means Sensata Technologies Holland B.V., a private company with limited liability under Dutch law.

“ST Intermediate” means Sensata Technologies Intermediate Holding B.V., a private company with limited liability under Dutch law;

“ST Mexico” means Sensata Technologies Holding Company Mexico B.V., a private company with limited liability under Dutch law;

Legal Opinion draft 15 ([7] March 2010) For discussion purposes only; subject to Opinion Committee’s approval	2/20

“ST US” means Sensata Technologies Holding Company U.S. B.V., a private company with limited liability under Dutch law;

“Subsidiaries” means CDI, Co-op, Newco B.V., ST B.V., ST Holland, ST Intermediate, ST Mexico and ST US, collectively;

“Subsidiary Shares” means all shares in the capital of each Subsidiary (other than Co-op) issued and outstanding on the date hereof;

“Time of Sale Prospectus” means the preliminary prospectus dated [—]; and

“Underwriters” has the meaning given thereto in the Agreement.

In rendering this opinion, we have examined and relied upon an electronically transmitted copy of the executed Agreement and upon the following documents:

(1)	an electronically transmitted copy of an excerpt of the registration in the trade register of the Chambers of Commerce in the Netherlands (the “Trade Register”) relating to:

(i)	the Company dated [—] (the “Company Excerpt”);

(ii)	CDI dated [—] (the “CDI Excerpt”);

(iii)	Co-op dated [—] (the “Co-op Excerpt”);

(iv)	Newco B.V. dated [—] (the “Newco Excerpt”);

(v)	ST B.V. dated [—] (the “ST B.V. Excerpt”);

(vi)	ST Holland dated [—] (the “ST Holland Excerpt”);

(vii)	ST Intermediate dated [—] (the “ST Intermediate Excerpt”);

(viii)	ST Mexico dated [—] (the “ST Mexico Excerpt”); and

(ix)	ST US dated [—] (the “ST US Excerpt”);

(2)	an electronically transmitted copy of the deed of incorporation of the Company dated 22 December 1988;

(3)	an electronically transmitted copy of the articles of association (statuten), as they read after the execution of the relevant deeds of amendment of such articles of association relating to:

(i)	the Company dated 26 February 2010 (the “Company Articles”);

(ii)	CDI dated 26 October 2007 (the “CDI Articles”);

(iii)	ST B.V. dated 4 July 2006 (the “ST B.V. Articles”);

(iv)	ST Holland dated 4 July 2006 (the “ST Holland Articles”);

Legal Opinion draft 15 ([7] March 2010) For discussion purposes only; subject to Opinion Committee’s approval	3/20

(v)	ST Intermediate dated 4 July 2006 (the “ST Intermediate Articles”);

(vi)	ST Mexico dated 4 July 2006 (the “ST Mexico Articles”); and

(vii)	ST US dated 4 July 2006 (the “ST US Articles”);

(4)	a copy of the deed of incorporation, including the articles of association (statuten) of Newco B.V. dated [—] (the “Newco Articles”);

(5)	a copy of the deed of incorporation, including the articles of association (statuten) of Co-op dated [—] (the “Co-op Articles”);

(6)	an electronically transmitted copy of deeds of incorporation relating to:

(i)	CDI dated 4 November 1997 (the “CDI Deed of Incorporation”);

(ii)	ST B.V. dated 23 May 1997 (the “ST B.V. Deed of Incorporation”);

(iii)	ST Holland dated 21 February 2006;

(iv)	ST Intermediate dated 21 February 2006;

(v)	ST Mexico dated 21 February 2006; and

(vi)	ST US dated 28 February 2006;

(7)	a draft private deed of issuance, to be dated the date hereof, pursuant to which [—] Firm Shares will be issued by the Company to the Underwriters in the form attached hereto as Schedule 2 (the “Deed of Issuance”);

(8)	draft private deeds of issuance, to be dated the date hereof, pursuant to which [—] shares in the capital of the Company will be issued to the Management Shareholders in connection with the exercise by the Management Shareholders of outstanding stock options in the form attached hereto as Schedule 3 (the “Option Holder Deeds of Issuance”);

(9)	draft share transfer agreements, to be dated the date hereof, pursuant to which [—] Firm Shares will be transferred by the Selling Shareholders to the Underwriters in accordance with the Agreement in the form attached hereto as Schedule 4 (the “Share Transfer Agreements”);

(10)	a draft deed of transfer, to be dated the date hereof, pursuant to which the Firm Shares will be transferred by the Underwriters to Cede & Co. in the form attached hereto as Schedule 5 (the “Deed of Transfer”);

(11)	a letter from NYSE Euronext dated 12 February 2010 in which it is confirmed on behalf of the board of directors and management of the New York Stock Exchange that it has authorised the listing of the Firm Shares on the New York Stock Exchange;

Legal Opinion draft 15 ([7] March 2010) For discussion purposes only; subject to Opinion Committee’s approval	4/20

(12)	an electronically transmitted copy of the resolution of the management board of the Company (the “Management Board”), dated [—], resolving to (inter alia) enter into the transactions contemplated by and authorising the entry into, the execution of and the performance of the Agreement (the “Board Resolution I”);

(13)	an electronically transmitted copy of the resolution of the Management Board, dated [—], resolving to (inter alia) issue the relevant Firm Shares and waive any pre-emptive rights in respect thereto and to enter into the transactions contemplated by and authorising the entry into, the execution of and the performance of the Opinion Documents (other than the Agreement) (the “Board Resolution II” and together with the Board Resolution I, the “Board Resolutions”);

(14)	an electronically transmitted copy of the resolution of the general meeting of shareholders of the Company (the “Shareholders Meeting”), dated 26 February 2010, (inter alia) resolving to designate the Management Board as the corporate body with the power to (i) issue and/or grant rights to subscribe for such number of ordinary shares in the capital of the Company as shall be permitted by the authorised capital of the Company from time to time and (ii) limit or exclude pre-emptive rights in respect thereto, both for a period of five years from the date thereof (the “Shareholders’ Resolution I”);

(15)	an electronically transmitted copy of the resolution of the Shareholders Meeting, dated [—], (inter alia) approving the Board Resolutions (the “Shareholders’ Resolution II” and together with the Shareholders’ Resolution I the Shareholders’ Resolutions and the Shareholders’ Resolutions together with the Board Resolutions, the “Resolutions”);

(16)	an electronically transmitted copy of the shareholders’ register (aandeelhoudersregister) of:

(i)	the Company (the “Company Shareholders’ Register”);

(ii)	CDI (the “CDI Shareholders’ Register”);

(iii)	Newco B.V. (the “Newco Shareholders’ Register”)

(iv)	ST B.V. (the “ST B.V. Shareholders' Register”);

(v)	ST Holland (the “ST Holland Shareholders’ Register”);

(vi)	ST Intermediate (the “ST Intermediate Shareholders’ Register”);

(vii)	ST Mexico (the “ST Mexico Shareholders’ Register”); and

(viii)	ST US (the “ST US Shareholders’ Register”);

(17)	an electronically transmitted copy of the members’ register of Co-op (the “Co-op Members’ Register”);

(18)	an electronically transmitted copy of the Registration Statement;

(19)	an electronically transmitted copy of the Prospectus;

Legal Opinion draft 15 ([7] March 2010) For discussion purposes only; subject to Opinion Committee’s approval	5/20

(20)	an electronically transmitted copy of the Time of Sale Prospectus; and

(21)	an electronically transmitted copy of the resolution of the pricing committee, dated [—].

In respect of opinion V (iii) and V (iv) we have further relied on the statements made by the Management Board in the certificate dated [—], a copy of which is attached hereto as Schedule 6, (the “Management Certificate”) and for such purposes we have assumed without independent investigation, except as otherwise indicated herein, that such statements are correct as of the date hereof.

For the purpose of the opinions expressed herein, we have assumed:

(i)	the genuineness of all signatures;

(ii)	the authenticity of all agreements, certificates, instruments, and other documents submitted to us as originals;

(iii)	the conformity to the originals of all agreements, certificates, instruments, and other documents submitted to us as electronically submitted copies;

(iv)	that the information recorded in the Excerpts is true, accurate and complete (i) on the date of the Resolutions and (ii) on the date hereof (although not constituting conclusive evidence thereof, our assumption is supported by information obtained by telephone today from the Trade Register confirming that no changes were registered after the date of the Excerpts);

(v)	that the Opinion Documents (other than the Agreement) will be executed in the form reviewed by us and attached to this opinion letter;

(vi)	that the Shareholders Registers accurately reflect the ownership of, and any rights of pledge (pand), right of usufruct (vruchtgebruik) or attachment (beslag) and other encumbrances over the Shares, the Subsidiary Shares and the Membership Interests, it being noted that the Management Board of the Company and the management boards of each Subsidiary (other than the Co-op) are obliged to regularly update the relevant Shareholders Register pursuant to section 2:85 and 2:194 of the Dutch Civil Code;

(vii)	that the Agreement has not been amended, supplemented, terminated, rescinded, nullified or declared null and void;

(viii)	that (i) the Deeds of Incorporation are valid notarial deeds (authentieke akten), (ii) the contents thereof are correct and complete and (iii) there were no defects in the incorporation process of CDI and/or ST B.V. (not appearing on the face of the Deeds of Incorporation) for which a court might dissolve CDI and/or ST B.V., as the case may be;

(ix)

that none of the Opinion Parties has been dissolved (ontbonden), merged (gefuseerd), split up (gesplitst), granted a suspension of payments (surseance verleend), declared bankrupt (failliet verklaard), subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the 29 May 2000 Council Regulation (EC) No 1346/2000 on Insolvency Proceedings (the “Insolvency Regulation”), listed in Annex I to

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Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by (a) the contents of the Excerpts, (b) information obtained by telephone today from the bankruptcy clerk’s office (faillissementsgriffie) of the court in Amsterdam, the Netherlands, and Almelo, the Netherlands and (c) a search today on the relevant website (www.rechtspraak.nl) in respect of the international bankruptcy clerk’s office (internationale faillissementsgriffie) of the court in The Hague, the Netherlands).

(x)	that the Articles are the articles of association (statuten) of each of the respective Opinion Parties in force (i) on the date of the Resolutions, and (ii) on the date hereof (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpts);

(xi)	that the Resolutions (a) correctly reflect the resolutions made by the Management Board and the Shareholders Meeting, respectively, in respect of the transactions contemplated by the Opinion Documents, (b) have been made with due observance of the Company Articles, and (c) have not been and will not be amended, nullified, revoked, or declared null and void;

(xii)	that there is no works council (ondernemingsraad) with jurisdiction over the transactions envisaged by the Opinion Documents (although not constituting conclusive evidence thereof, this assumption is supported by the statements made by the Management Board in the Board Resolutions);

(xiii)	that each party (other than the Company) to the Opinion Documents is validly existing under the laws under which it is purported to have been incorporated;

(xiv)	that (a) each party (other than the Company) to the Opinion Documents has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Opinion Documents and (b) the Agreement has been duly authorised, executed, and delivered by or on behalf of the parties thereto (other than the Company) and the Opinion Documents (other than the Agreement) will be duly authorised, executed, and delivered by or on behalf of the parties thereto (other than the Company);

(xv)	that the Opinion Documents (other than the Agreement) will be signed on behalf of the Company by Mr. Wroe;

(xvi)	that, under the laws by which it is expressed to be governed and under the laws of any other relevant jurisdiction (other than Dutch law), the Agreement constitutes the legal, valid and binding obligations of the parties thereto, and is enforceable against those parties in accordance with its terms;

(xvii)	that, under any applicable laws (other than Dutch law), the Opinion Documents (other than the Agreement) constitute the legal, valid and binding obligations of the parties thereto, and are enforceable against those parties in accordance with their terms;

(xviii)	that the Existing Shares have not been repurchased (ingekocht), cancelled (ingetrokken), reduced (afgestempeld), split, or combined (although not constituting conclusive evidence thereof, this assumption is supported by the contents of (a) the Company Shareholders’ Register, and (b) the Company Excerpt);

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(xix)	that all shares in the capital of CDI and ST B.V. have been duly authorised and validly issued, the Subsidiary Shares have not been repurchased (ingekocht), cancelled (ingetrokken), reduced (afgestempeld), split, or combined, and all shares in the capital of CDI and ST B.V. are fully paid up (although not constituting conclusive evidence thereof, this assumption is supported by the contents of (a) the respective Shareholders’ Registers, and (b) the respective Excerpts;

(xx)	that each of the Selling Shareholders is authorised to dispose of, or encumber (beschikkingsbevoegd) the relevant Firm Shares (although not constituting conclusive evidence thereof, this assumption is supported by the Company Shareholders’ Register);

(xxi)	that the relevant Firm Shares will be subscribed for and accepted by the Management Shareholders and the Underwriters;

(xxii)	that the Underwriters will accept the transfer of the relevant Firm Shares pursuant to the Share Transfer Agreements; and

(xxiii)	that at the time of the offer and issue or transfer of the Firm Shares and the entry into the Agreement and the Share Transfer Agreements no party to the transaction resident in the Netherlands had or has insider knowledge (voorwetenschap) in respect of the Company or the trade in its securities.

Based upon the foregoing and subject to (a) any factual matters or documents not disclosed to us in the course of our investigation and (b) the qualifications and limitations stated hereinafter, we are of the opinion that on the date hereof:

Corporate status

A.	Each of the Opinion Parties (other than Co-op) has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability) under Dutch law.

B.	Co-op has been duly incorporated and is validly existing as a cooperation (coöperatie) without liability incorporated under Dutch law.

C.	Each of the Opinion Parties (other than the Company and Co-op) is validly existing as a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability) under Dutch law.

D.	The Company is validly existing as a naamloze vennootschap (a public company with limited liability) under Dutch law.

Corporate power

E.	The Company has the corporate power and authority to execute and deliver the Opinion Documents and to perform its obligations thereunder.

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F.	Each of the Opinion Parties has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Registration Statement.

Duly authorised, executed and delivered

G.	The Agreement has been duly authorised by all requisite corporate action on the part of, and has been duly executed and delivered by, the Company.

H.	Each of the Opinion Documents (other than the Agreement) has been duly authorised by all requisite corporate action on the part of, and when executed in the forms attached hereto, will be duly executed and delivered by, the Company.

Authorised share capital

I.	The Company’s authorised share capital (maatschappelijk kapitaal) consists of 400,000,000 ordinary shares, with a nominal value of € 0.01 per share and 400,000,000 preferred shares, with a nominal value of € 0.01 per share and conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Registration Statement.

Issued share capital and transfer of Firm Shares

J.	The Existing Shares have been duly authorised and validly issued, are fully paid and are validly outstanding and non-assessable.

K.	Upon execution of the Deed of Issuance and the Option Holder Deeds of Issuance with respect to the relevant Firm Shares and upon payment in full of such Firm Shares in accordance with the Agreement, such Firm Shares will have been validly issued, fully paid and will be validly outstanding and non-assessable and the issuance of such Firm Shares will not be subject to any pre-emptive or similar rights included in the Articles;

L.	Each of the Selling Shareholders holds title to the number of Shares sold by such Selling Shareholder pursuant to the Agreement, free and clear of any pledge (pand), right of usufruct (vruchtgebruik) or attachment (beslag).

M.	Upon execution of the Share Transfer Agreements, title to the relevant Firm Shares will have been validly transferred to the Underwriters, pursuant to the Share Transfer Agreements, free and clear of any pledge (pand), right of usufruct (vruchtgebruik) or attachment (beslag).

N.	Upon execution of the Deed of Transfer, the transfer of title to the Firm Shares to Cede & Co will have been validly acknowledged by the Company;

O.	The Subsidiary Shares have been duly authorised and validly issued, are fully paid and are validly outstanding and non-assessable and free and clear of any rights of pledge (pand), right of usufruct (vruchtgebruik) or attachment (beslag) and are either directly or indirectly owned by the Company.

P.	The Company and ST B.V. have been validly admitted as members of Co-op.

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Q.	The Company and ST B.V. are the only members of Co-op.

Choice of law

R.	The choice of the laws of the state of New York as the law governing the contractual rights and obligations contained in the Agreement is valid and binding under Dutch law.

S.	The choice of Dutch law as the law governing the contractual rights and obligations contained in each of the Opinion Documents (other than the Agreement) is valid and binding under Dutch law, except that a Dutch court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction, those rules must be applied irrespective of the chosen law.

Legal validity

T.	Subject to paragraph R above, the contractual obligations contained in the Agreement constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

U.	Subject to paragraph S above, the contractual obligations contained in each of the Opinion Documents (other than the Agreement) constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Non-conflicts with law

V.	The execution and delivery by the Company of the Opinion Documents and the performance by the Company of its obligations thereunder do not conflict with or result in a violation of the (i) Articles, (ii) the provisions of any published law, rule or regulation of general application of the Netherlands, (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries or (iv) any agreement or other instrument binding upon the Company or its subsidiaries it being understood that this opinion in relation to items (iii) and (iv) above is solely based on the contents of the Management Certificate and without any independent investigation by us.

Consents

W.	Save for the approvals which have been obtained, no approval, authorisation or other action by, or filing with, any Dutch governmental, regulatory or supervisory authority or body, is required in connection with the execution by the Company of the Opinion Documents and the offering, issue and delivery by the Company of the Shares and the performance by the Company of its obligations thereunder, except that there may be reporting requirements to the Dutch Central Bank (De Nederlandsche Bank N.V.) on (inter alia) cross border payments pursuant to the Regulation of 4 February 2003 under the Act on Financial Foreign Relations 1994 (Wet financiële betrekkingen buitenland 1994). It being understood that a failure to comply with such reporting requirements would not affect the opinions made herein.

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Submission to jurisdiction

X.	The consent to the jurisdiction of the United States federal or state courts as provided in the Agreement, is valid and binding upon the Company under Dutch law insofar as such laws are applicable, provided, however, that such consent does not preclude bringing claims before the provisional measures judge (voorzieningenrechter) of a competent court in the Netherlands.

Enforceability

Y.	In the absence of an applicable treaty between the United States of America and the Netherlands, a judgment rendered by a United States federal or state court will not be enforced by the courts in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands the claim must be relitigated before a competent Dutch court in accordance with section 431 of the Dutch Code on Civil Procedure. A Dutch court will, under current practice, generally grant the same judgment without relitigation on the merits (i) if that judgment results from proceedings compatible with Dutch concepts of due process, (ii) if that judgment does not contravene public policy (openbare orde) of the Netherlands and (iii) the jurisdiction of the United States federal or state court has been based on an internationally acceptable ground.

Registration Statement and Time of Sale Prospectus

Z.	Subject to paragraph Y above, the statements in the Time of Sale Prospectus and the Prospectus under the captions:

(I)	Description of Ordinary Shares;

(II)	Underwriting - European Economic Area;

(III)	Ordinary Shares Eligible for Future Sale;

(IV)	Tax Considerations - Netherlands Tax Considerations;

(V)	Enforcement of Civil Liabilities;

(VI)	Risk Factors - Risks Related to Our Organization and Structure - We are a Netherlands public limited liability company and it may be difficult for you to obtain or enforce judgments against us in the United States; and

(VII)	Risk Factors - Risks Related to Our Organization and Structure - Your rights and responsibilities as a shareholder will be governed by Dutch law and will differ in some respects from the rights and responsibilities of shareholders under U.S. law, and your shareholder rights under Dutch law may not be as clearly established as shareholder rights are established under the laws of some U.S. jurisdictions; and

(VIII)	in the Registration Statement under Item 14,

in so far as such statements purport to summarise certain provisions Dutch law, constitute a fair summary of the matters described therein in all material respects.

We hereby advise you that nothing has come to our attention that causes us to believe that (1) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and accounting data included therein, as to which we do need not express any belief) at the time the Registration Statement became effective contained any

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untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and accounting data included therein, as to which we do need not express any belief) as of the date of the Agreement or as amended or supplemented, if applicable, as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and accounting data included therein, as to which we do not express any belief) as of its date or as amended or supplemented, if applicable, as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. It being understood that we have not independently verified the correctness, completeness and fairness of the statements contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus and accept no responsibility in respect thereof except with respect to the paragraphs listed above.

This opinion is subject to the following qualifications:

a.	The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), insolvency, fraudulent conveyance (actio Pauliana), reorganisation, suspension of payments (surseance van betaling) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights (including but not limited to the laws that apply pursuant to the Insolvency Regulation).

b.	Under the rules of Dutch private international law (and those of the EC Regulation on the Law Applicable to Contractual Obligations (Rome I) of 17 June 2008 (the “Rome I Regulation”) in applying the laws of the State of New York as the law governing the Agreement the Dutch courts (i) may give effect to the overriding mandatory irrespective of the law otherwise applicable thereto, (ii) may give effect to the overriding mandatory rules of the law of the country where any of the obligations arising out of the Agreement have to be or have been performed, insofar as those rules render the performance of the Agreement unlawful and (iii) may refuse the application of a term or condition of the Agreement or a rule of foreign law applicable thereto under the Rome I Regulation, if that application is manifestly incompatible with Dutch public policy.

c.	A Dutch court may have to decline jurisdiction if concurrent proceedings have been brought elsewhere. Dutch law provides that if proceedings, involving the same cause of action between the same parties, are brought before the courts of different states, any court other than the court first seized shall of its own motion decline jurisdiction in favour of that court, provided that the latter court has determined that it has jurisdiction.

d.	The enforcement in the Netherlands of the Opinion Documents will be subject to the rules of civil procedure as applied by Dutch courts. Specific performance may not always be available under Dutch law.

e.	The validity of the Opinion Documents may be affected by the ultra vires provisions of section 2:7 of the Dutch Civil Code. These provisions give legal entities the right to invoke

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the nullity of a transaction if such transaction entered into by such entity cannot serve to realise the objects of such entity and the other parties to such transaction knew, or without independent investigation, should have known, that such objects and purposes have been exceeded. All circumstances relevant in determining corporate benefit should be taken into account, including the wording of the objects clause of the articles of association and the level of (direct or indirect) benefit derived by the legal entity. As this is largely dependent on factual matters, we are not in a position to opine on this issue. However, we note that the objects clause in the Company Articles in our opinion is sufficiently worded to allow for the entering into of the Agreement.

f.	It is uncertain under Dutch law whether upon the enforcement of a money judgment expressed in a foreign currency against property situated in the Netherlands by way of a foreclosure sale (executoriale verkoop), proceeds can be obtained in such foreign currency.

g.	If proceedings are instituted against the Company in the courts of the Netherlands in respect of any sum payable under the Agreement, the claimant has the option to request those courts to render judgment either in US Dollars or in the lawful currency of the Netherlands. A final judgment in US Dollars may be enforced in the Netherlands either in US Dollars or, if enforcement purposes would so require, in the lawful currency of the Netherlands. In either case, the applicable rate of exchange would be such rate that procures that the amount in the lawful currency of the Netherlands is sufficient for the claimant to purchase, on the date of payment by the Company, forthwith the sum payable in US Dollars.

h.	Any dealer, arranger, selling agent and/or other person providing investment services in the Netherlands within the meaning of section 2:96 of the Act on Financial Supervision must either be licensed or exempt under the Act on Financial Supervision.

i.	Pursuant to Dutch case law, the answer to the question whether or not a prospectus (like the Registration Statement) is misleading towards one or more investors does not solely depend on the information contained in the prospectus. All other relevant circumstances should also be taken into account, such as but not limited to the background of the investor (e.g. whether or not such investor is deemed to be a professional investor), the own investigation made by such investor, and any specific or particular knowledge of such investor at the time of the investment decision.

We express no opinion on any law other than Dutch law (unpublished case law not included) as it currently stands. We express no opinion on any laws of the European Communities (insofar as not implemented in the Netherlands in statutes or regulations of general application) unless it concerns EU Regulations (Verordeningen) in effect in the Netherlands on the date of the opinion. In this opinion letter we express no opinion, on the business merits of the transaction contemplated by the Agreement or on anti-trust law/competition law.

In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. Furthermore, we note that a term may for the purposes of one area of Dutch law have a meaning that is different from the meaning for the purposes of other areas of Dutch law. In this opinion the meaning to be attributed to an English term shall be the meaning attributed to the equivalent Dutch concept for the purposes of the relevant area of Dutch law.

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This opinion letter may only be relied upon by any person that is allowed to do so in accordance with the last paragraph of this opinion letter under the express condition that any issue of interpretation or liability arising thereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands. This opinion letter is issued by Loyens & Loeff N.V.; natural persons or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever. This opinion letter may only be relied upon under the express condition that any liability of Loyens & Loeff N.V. is limited to the following amount:

a.	where Loyens & Loeff N.V. has any insurance coverage for such damages, not to exceed an amount equal to the insurance payment paid out plus the excess payable by Loyens & Loeff N.V. under such insurance;

b.	where Loyens & Loeff N.V. does not have insurance coverage for such damages at all, not to exceed an amount of EUR 450,000.

This opinion letter is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in any of the above documents or any other document examined in connection with this opinion letter except as expressly confirmed herein.

This opinion letter is addressed to you and may only be relied upon by you in connection with the transactions to which the Agreement relates, and may not be disclosed to and relied upon by any other person, firm, company, or institution without our prior written consent.

Yours faithfully,
Loyens & Loeff N.V.

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Schedule 1

Opinion Addressees

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

(As Representatives of the several Underwriters)

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BMO Capital Markets Corp.

Oppenheimer & Co. Inc.

RBC Capital Markets Corporation

c/o

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

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Schedule 2

Draft Deed of Issuance

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DEED OF ISSUANCE

SENSATA TECHNOLOGIES HOLDING N.V.

THIS DEED is made this              day of March 2010 by and between:

(1)	SENSATA TECHNOLOGIES HOLDING N.V., a company incorporated under the laws of the Netherlands, having its official seat in Almelo, the Netherlands (the “Company”); and

(2)	MORGAN STANLEY & CO. INCORPORATED

BARCLAYS CAPITAL INC.

GOLDMAN, SACHS & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

J.P. MORGAN SECURITIES INC.

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

BMO CAPITAL MARKETS CORP.

OPPENHEIMER & CO. INC.

RBC CAPITAL MARKETS CORPORATION

(the “Subscribers”), and

WHEREAS:

(A)	Article 6.1 of the Company’s articles of association provides that the general meeting of shareholders of the Company may pass resolutions to issue shares, unless the board of directors of the Company (the “Board”) is designated thereto by the articles of association of the Company or pursuant to a resolution of the general meeting of shareholders of the Company;

(B)	Pursuant to a shareholders’ resolution dated 26 February 2010 the general meeting of shareholders of the Company has transferred the authority to (i) adopt a resolution to issue and/or grant rights to subscribe for shares in the capital of the Company and to establish the terms and conditions under which new shares will be issued, and (ii) adopt a resolution to limit or exclude pre-emptive rights to the Board for a period of 5 years following the date of adoption of that resolution;

(C)	On [—] March 2010 the Board resolved (the “Board Resolution”) to issue 26.315.789 new ordinary registered shares of one euro cent (EUR 0.01) nominal value each, numbered [—] through [—], in the capital of the Company (the “New Shares”) to the Subscribers. A copy of the Resolution shall be attached hereto (Annex II);

(D)	On [—] March 2010 the pricing committee of the Board resolved (the “Pricing Committee Resolution”, and together with the Board Resolution the “Resolutions”), inter alia, to approve the Agreement, the transactions contemplated thereby, the maximum number of New Shares to be sold by the Company in connection with the IPO and the offering price of the New Shares. A copy of the Pricing Committee Resolution shall be attached hereto (Annex III);

(E)	The Company and the Subscribers entered into an underwriting agreement dated [10] March 2010 (the “Agreement”) providing for the issuance of 26.315.789 new ordinary registered shares in the capital of the Company to the Subscribers for a per share issue price of [—] (EUR [—]) in connection with the Company’s initial public offering (the “IPO”). A copy of the Agreement shall be attached hereto (Annex I); and

(F)	The Company and the Subscribers shall hereby effect the issuance of the New Shares to the Subscribers on the terms set forth in the Agreement, the Resolutions and in this deed of issuance (the “Deed”).

IT IS HEREBY AGREED AS FOLLOWS:

1	Issue

1.1	The Company hereby issues the New Shares to the Subscribers in accordance with Section 2:86c of the Dutch Civil Code and the Subscribers hereby accept the same from the Company.

1.2	The New Shares shall be in registered form, and no share certificates (aandeelbewijzen) shall be issued for the New Shares at the time of the execution of this Deed.

1.3	The Company shall register the issuance of the New Shares in its register of shareholders in the name of the Subscribers.

2	Payment of Issue Price

2.1	The Company hereby acknowledges that it has received the full issue price for the New Shares in the manner set out in the Agreement and that the New Shares are fully paid up.

2.2	The Company hereby gives full discharge for the payment made.

3	Severability; Waiver

3.1	In the event any of the provisions of this Deed shall prove to be or shall become illegal, ineffective and/or unenforceable in respect of any of the parties hereto, this shall not affect the remaining provisions of this Deed, the enforcement thereof against the other parties to this Deed or the transfer of any of the New Shares contemplated by this Deed.

3.2	The Subscribers and the Company hereby waive the right to seek, obtain and/or invoke the rescission and/or avoidance of this Deed and the issuance of the New Shares contemplated by this Deed.

4	Governing law and Jurisdiction

This Deed is governed by the laws of the Netherlands and any disputes shall be submitted to the courts of Amsterdam, the Netherlands.

2

IN WITNESS WHEREOF this Deed has been executed on the first date above written.

Sensata Technologies Holding N.V.

By:	By:
Title:	Title:

The Subscribers

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BMO Capital Markets Corp.

Oppenheimer & Co. Inc.

RBC Capital Markets Corporation

Acting severally on behalf of themselves

and the Subscribers

Morgan Stanley & Co. Incorporated	Barclays Capital Inc.

By:	By:
Title:	Title:

3

Schedule 3

Draft Option Holder Deeds of Issuance

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DEED OF ISSUE

SENSATA TECHNOLOGIES HOLDING N.V.

THIS DEED is made this              day of March 2010 by and between              (the “Option Holder”) and SENSATA TECHNOLOGIES HOLDING N.V., a company incorporated under the laws of the Netherlands, having its official seat in Almelo, the Netherlands (the “Company”).

WHEREAS:

(A)	pursuant to a Notice of Exercise, the Option Holder has exercised options to acquire an aggregate of ordinary shares, nominal value EUR 0.01 per share, in the Company (the “Shares”);

(B)	the Company now wishes to issue the Shares to the Option Holder on the terms and conditions contained in this Deed; and

(C)	pursuant to an irrevocable power of attorney dated 2010 the Option Holder has authorised Thomas Wroe, Jeffrey Cote and Robert Hureau, and each of them acting alone, to sign this Deed on his or her behalf.

IT IS HEREBY AGREED AS FOLLOWS:

1	Issue

The Company hereby issues the following Shares to the Option Holder and the Option Holder hereby accepts the same from the Company:

             ordinary shares in the capital of the Company

numbered              to

2	Exercise Price

The exercise price for the Shares shall be paid to the Company in the manner provided for in a Custody Agreement and Agreement to Sell between the Option Holder and Sensata Technologies, Inc. dated              2010.

3	Severability; Waiver

3.1	In the event any of the provisions of this Deed shall prove to be or shall become illegal, ineffective and/or unenforceable in respect of any of the parties hereto, this shall not affect the remaining provisions of this Deed, the enforcement thereof against the other parties to this Deed or the transfer of any of the Shares contemplated by this Deed.

3.2	The Option Holder and the Company hereby waive the right to seek, obtain and/or invoke the rescission and/or avoidance of this Deed and the transfer of the Shares contemplated by this Deed.

4	Governing law and Jurisdiction

This Deed is governed by the laws of the Netherlands and any disputes shall be submitted to the courts of Amsterdam, the Netherlands.

IN WITNESS WHEREOF this Deed has been executed on the first date above written.

The Option Holder

By:
Title: Attorney-in-Fact

Sensata Technologies Holding N.V.

By:	By:
Title:	Title:

2

Schedule 4

Draft Share Transfer Agreements

Legal Opinion draft 15 ([7] March 2010) For discussion purposes only; subject to Opinion Committee’s approval	18/20

SHARE TRANSFER AGREEMENT

SENSATA TECHNOLOGIES HOLDING N.V.

THIS AGREEMENT is made this      day of March 2010 by and between SENSATA INVESTMENT COMPANY S.C.A. (the “Selling Shareholder”) and SENSATA TECHNOLOGIES HOLDING N.V., a company incorporated under the laws of the Netherlands, having its official seat in Almelo, the Netherlands (the “Company”).

WHEREAS:

(A)	pursuant to an Underwriting Agreement among the Company, certain shareholders of the Company, including, without limitation, the Selling Shareholder, and the several underwriters named therein (the “Underwriters”), dated March , 2010 (the “Underwriting Agreement”), the Selling Shareholder agreed to sell to the Underwriters an aggregate of ordinary shares, nominal value EUR 0.01 per share, of the Company (the “Shares”); and

(B)	the Selling Shareholder now wishes to transfer the Shares to the Underwriters on the terms and conditions contained in this Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1	Transfer

The Selling Shareholder hereby transfers the following Shares to the Underwriters in accordance with Section 2:86c of the Dutch Civil Code and the Underwriters hereby accept the same from the Selling Shareholder:

               ordinary shares in the capital of the Company

numbered              to

2	Purchase Price

The purchase price for the Shares amounts to USD              per Share and shall be distributed to the Selling Shareholder in the manner provided for in the Underwriting Agreement.

3	Representations and Warranties

The Selling Shareholder represents and warrants to and agrees with each of the Underwriters as per the representations and warranties of the Selling Shareholder included in the Underwriting Agreement.

4	Expenses

All expenses, fees, duties and taxes incidental to the transfer of the Shares pursuant to this Agreement shall be borne in the manner provided for in the Underwriting Agreement.

5	Severability; Waiver

5.1	In the event any of the provisions of this Agreement shall prove to be or shall become illegal, ineffective and/or unenforceable in respect of any of the parties hereto, this shall not affect the remaining provisions of this Agreement, the enforcement thereof against the other parties to this Agreement or the transfer of any of the Shares contemplated by this Agreement.

5.2	The Selling Shareholder hereby waives the right to seek, obtain and/or invoke the rescission and/or avoidance of this Agreement and the transfer of the Shares contemplated by this Agreement.

6	The Company

The Company hereby acknowledges the transfer of the Shares by the Selling Shareholder to the Underwriters and undertakes to register the Shares in its shareholders register in the name of the Underwriters.

7	Governing law and Jurisdiction

This Agreement is governed by the laws of the Netherlands and any disputes shall be submitted to the courts of Amsterdam, the Netherlands.

IN WITNESS WHEREOF this Agreement has been executed on the first date above written.

The Selling Shareholder

By:
Title:

On this             , before me, the undersigned notary public, personally appeared             , proved to me through satisfactory evidence of identification, which was             , to be the person whose name is signed above in my presence.

, Notary Public

[affix seal]

Sensata Technologies Holding N.V.

By:
Title:

By:
Title:

Schedule 5

Draft Deed of Transfer

Legal Opinion draft 15 ([7] March 2010) For discussion purposes only; subject to Opinion Committee’s approval	19/20

DEED OF TRANSFER

SENSATA TECHNOLOGIES HOLDING N.V.

THIS DEED is made this      day of March 2010 by and between:

(1)	MORGAN STANLEY & CO. INCORPORATED

BARCLAYS CAPITAL INC.

GOLDMAN, SACHS & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

J.P. MORGAN SECURITIES INC.

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC

BMO CAPITAL MARKETS CORP.

OPPENHEIMER & CO. INC.

RBC CAPITAL MARKETS CORPORATION

(the “Transferors”)

and

(2)	SENSATA TECHNOLOGIES HOLDING N.V., a company incorporated under the laws of the Netherlands, having its official seat in Almelo, the Netherlands (the “Company”).

WHEREAS:

(A)	the Sellers are the registered holders of [31,600,000] ordinary shares, nominal value EUR 0.01 per share, of the Company (the “Shares”); and

(B)	the Transferors wish to include the Shares in the electronic book-entry delivery and settlement system of The Depositary Trust Company (“DTC”) and to these ends now wish to transfer the Shares to Cede & Co. as nominee for DTC (the “Transferee”) on the terms and conditions contained in this Deed.

IT IS HEREBY AGREED AS FOLLOWS:

1	Transfer

The Transferors hereby transfer the following Shares to the Transferee in accordance with Section 2:86c of the Dutch Civil Code:

[31,600,000] ordinary shares in the capital of the Company

numbered                  to

numbered                  to

numbered                  to

numbered                  to

numbered                  to

numbered                  to

numbered                  to

numbered                  to

numbered                  to

2	Consideration

In consideration for the transfer of the Shares by the Transferors to the Transferee, the Transferors shall be credited in the book-entry system of DTC as the holders of the Shares.

3	Severability; Waiver

3.1	In the event any of the provisions of this Deed shall prove to be or shall become illegal, ineffective and/or unenforceable in respect of any of the parties hereto, this shall not affect the remaining provisions of this Deed, the enforcement thereof against the other parties to this Deed or the transfer of any of the Shares contemplated by this Deed.

3.2	Each Transferor hereby waives the right to seek, obtain and/or invoke the rescission and/or avoidance of this Deed and the transfer of the Shares contemplated by this Deed.

4	The Company

The Company hereby acknowledges the transfer of the Shares by the Transferors to the Transferee and undertakes to register the Shares in its shareholders register in the name of the Transferee.

5	Governing law and Jurisdiction

This Deed is governed by the laws of the Netherlands and any disputes shall be submitted to the courts of Amsterdam, the Netherlands.

IN WITNESS WHEREOF this Deed has been executed on the first date above written.

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BMO Capital Markets Corp.

Oppenheimer & Co. Inc.

RBC Capital Markets Corporation

2

Acting severally on behalf of themselves

and as representatives of the Transferors

Morgan Stanley & Co. Incorporated	Barclays Capital Inc.

By:	By:
Title:	Title:

Sensata Technologies Holding N.V.

By:	By:
Title:	Title:

3

Schedule 6

Management Certificate

Legal Opinion draft 15 ([7] March 2010) For discussion purposes only; subject to Opinion Committee’s approval	20/20

CERTIFICATE OF THE BOARD

OF

SENSATA TECHNOLOGIES HOLDING N.V.

                     , 2010

The undersigned, together constituting the entire board of directors (the “Board”) of Sensata Technologies Holding N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands having its registered office address at Kolthofsingel 8, 7602 EM, Almelo, the Netherlands (the “Company”),

HEREBY CERTIFY

1.	That the Company has been duly incorporated on 22 December 1988 and is validly existing as a naamloze vennootschap (a public company with limited liability) under the laws of the Netherlands;

2.	That the articles of association (statuten) of the Company, as they read after the execution of the deed of conversion and amendment of the articles of association of the Company dated 26 February 2010 are the articles of association in force on the date hereof (the “Articles”);

3.	that the information recorded in the excerpt dated the date hereof of the registration of the Company in the trade register of the Chambers of Commerce in the Netherlands (the “Trade Register”) under number 24192692 (attached as Annex I) is true, accurate and complete on the date hereof;

4.	That the Company has not been dissolved (ontbonden), liquidated, granted a (preliminary) suspension of payments ((voorlopige) surséance van betaling verleend) or declared bankrupt (failliet verklaard);

5.	That at the date hereof no resolution has been adopted concerning the statutory merger (juridische fusie) or division (splitsing), in both cases involving the Company as disappearing entity, or the voluntary liquidation (ontbinding) of the Company or the filing of a request for its bankruptcy (faillissement) or for a suspension of payments (surséance van betaling) and that the Company has not received a notice from the Amsterdam Chamber of Commerce concerning its dissolution under Section 2:19a of the Dutch Civil Code;

6.	That (i) the shares in the capital of the Company issued and outstanding on the date hereof (the “Shares”) have not been repurchased (ingekocht), cancelled (ingetrokken), reduced (afgestempeld), split, or combined, and (ii) the Shares are free and clear of any pledge (pand), right of usufruct (vruchtgebruik) or attachment (beslag) on the date hereof;

7.	that the shareholders’ registers of the Company (attached as Annex II) accurately reflects the ownership of, and any rights of pledge (pand), right of usufruct (vruchtgebruik) or attachment (beslag) and other encumbrances over the Shares;

8.	That the execution and delivery by the Company of the underwriting agreement, dated March 2010, by and between the Company and the several underwriters named therein (the “Underwriting Agreement”) and the performance by the Company of its obligations thereunder do not conflict with or result in a violation of the (i) Articles, (ii) the provisions of any published law, rule or regulation of general application of the Netherlands, (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries or (iv) any agreement or other instrument binding upon the Company or its subsidiaries.

9.	that at the time of the offer and issue of the Shares (as defined in the Underwriting Agreement) and the entry into the Underwriting Agreement no party to the transaction resident in the Netherlands had or has insider knowledge (voorwetenschap) in respect of the Company or the trade in its securities.

Board Certificate Sensata Technologies Holding N.V.	1

HEREBY CONFIRM

10.	That they deem the entering into, signing, execution, delivery and performance of the Documents (as defined in the attached board resolution taken by the Board, the “Board Resolution”, Attached as Annex III) to be (i) in the best corporate interest of the Company and conducive to the realisation of and useful in connection with the corporate objects of the Company and (ii) not prejudicial to the interests of (present and future) creditors of the Company;

11.	That they do not have a personal conflict of interest with the Company in respect of the entering into and performance of the Documents and in respect of the transactions contemplated thereby;

12.	That the Board Resolution, (a) correctly reflects the resolutions made by the Board, in respect of the Documents, (b) will be made with due observance of the procedural requirements of the Articles, and (c) will not be amended, revoked, or, to best of the undersigned’s knowledge, declared null and void by a competent court; and

13.	That the Documents have been and will be signed on behalf of the Company by persons that are fully authorised to represent the Company in respect of the transactions contemplated by the Documents.

This certificate is provided to Loyens & Loeff, with the understanding that they will rely thereon in, and will assume the correctness of the above statements as of the date of, the opinion letter to be issued in connection with Documents.

[SIGNATURE PAGE TO FOLLOW]

Board Certificate Sensata Technologies Holding N.V.	2

Signed on the date first written above.

Name:	Name:
Title:	Title:

Name:	Name:
By:	By:

Name:	Name:
Title:	Title:

Name:	Name:
By:	By:

Name:
By:

Board Certificate Sensata Technologies Holding N.V.	3

Annex C

300 North LaSalle

Chicago, Illinois 60654

www.kirkland.com

March     , 2010

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BMO Capital Markets Corp.

Oppenheimer & Co. Inc.

RBC Capital Markets Corporation

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

and

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	Sensata Technologies Holding N.V.

Ladies and Gentlemen:

We are issuing this letter on behalf of the selling shareholders listed on Exhibit A attached hereto (each, a “Selling Shareholder” and collectively the “Selling Shareholders”), in response to the requirement in Section 6(e) of the Underwriting Agreement, dated March     , 2010 (the “Underwriting Agreement”), by and among Sensata Technologies Holding N.V., a Dutch public limited liability company (the “Company”), the Selling Shareholders and the several underwriters named in Schedule II thereto (the “Underwriters”). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

In connection with the preparation of this letter, we have, among other things, read:

(a)	an executed copy of the Underwriting Agreement;

Hong Kong	London	Los Angeles	Munich	New York	San Francisco	Washington, D.C.

Morgan Stanley & Co. Incorporated

Barclays Capital Inc., et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March     , 2010

(b)	executed copies of the Custody Agreements, the Powers of Attorney and the Notices of Exercise (collectively, the “Management Shareholder Documents”) entered into by the Management Shareholders (as defined in Exhibit A);

(c)	the share registry of the Company;

(d)	copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Firm Shares sold by the Company and the Selling Shareholders under the Underwriting Agreement; and

(e)	such other documents, records and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth herein.

Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

1.	Each Selling Shareholder has duly executed and delivered the Underwriting Agreement.

2.	Each Management Shareholder has duly executed and delivered the Management Shareholder Documents. Each of the Management Shareholder Documents of each Management Shareholder is a valid and binding obligation of such Management Shareholder and is enforceable against such Management Shareholder in accordance with its terms.

3.	Each Management Shareholder has the legal right and power to enter into the Underwriting Agreement and the Management Shareholder Documents of such Management Shareholder and to sell, transfer and deliver the Firm Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Firm Shares.

4.

The execution and delivery of the Underwriting Agreement by each Selling Shareholder, and of the Management Shareholder Documents of each Management Shareholder, and the performance of each Selling Shareholder’s obligations under the Underwriting Agreement and each Management Shareholder’s obligations under the Management Shareholder Documents, and the sale of the Firm Shares to be sold by each Selling Shareholder in accordance with the provisions of the Underwriting Agreement and the Management Shareholder Documents of each Management Shareholder will not (i) constitute a violation by such Selling Shareholder of any applicable provision of any law, statute or regulation, (ii) contravene any judgment, order or decree, in each case, to our

Morgan Stanley & Co. Incorporated

Barclays Capital Inc., et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March     , 2010

knowledge, of any governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder or (iii) breach, or result in a default under, any existing obligation of such Selling Shareholder under any agreements and instruments of or binding on such Selling Shareholder, except, in the cases of clauses (i) through (iii) above, for such violations, contraventions, breaches or defaults which, individually or in the aggregate, would not materially adversely affect such Selling Shareholder’s ability to perform its obligations under, or to consummate the transactions contemplated by, the Underwriting Agreement and the Management Shareholder Documents.

5.	No consent, approval, waiver, authorization or order of any court or governmental agency or body is required for the transfer and sale of the Firm Shares by the Selling Shareholders or the consummation by each Selling Shareholder of the transactions contemplated by the Underwriting Agreement or the Management Shareholder Documents of each Management Shareholder, except for such consents, approvals, authorizations or orders (i) as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Firm Shares by the Underwriters or (ii) as have been obtained or made and are in full force and effect.

6.

Upon payment for the Firm Shares to be sold by each Selling Shareholder to the Underwriters as provided in the Underwriting Agreement, the delivery of such Firm Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Firm Shares in the name of Cede or such other nominee and the crediting of such Firm Shares on the records of DTC to security accounts in the name of the Underwriters (assuming neither DTC nor any such Underwriter has notice of any adverse claim (as such term is defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to any “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Firm Shares), (A) DTC shall be a “protected purchaser” of such Firm Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, each such Underwriter will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Firm Shares and (C) no action based on any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to such security entitlement may be asserted against any such Underwriter, it being understood that for purposes of this opinion, we have assumed that when such payment, delivery, registration and crediting occur, (x) the Firm Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on

Morgan Stanley & Co. Incorporated

Barclays Capital Inc., et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March     , 2010

the Company’s share registry in accordance with its articles of association and applicable law, (y) DTC will be a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC.

*********

We have assumed for purposes of this letter that each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Underwriting Agreement, the Management Shareholder Documents and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Selling Shareholders); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter. We have not undertaken any investigation or search of any records of any court or any governmental agency or body for purposes of this letter.

In preparing this letter we have relied as to factual matters without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement, the Management Shareholder Documents and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Selling Shareholders or their representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed, to the extent consistent with our professional responsibility, that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is

Morgan Stanley & Co. Incorporated

Barclays Capital Inc., et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March     , 2010

based entirely on the actual awareness at the time this letter is delivered on the date it bears by Dennis M. Myers, P.C., Jeffrey W. Richards, P.C., Marc D. Browning, Bradley C. Reed and Joshua A. Strickland, who are the only lawyers with Kirkland & Ellis LLP at that time who spent time representing the Selling Shareholders in connection with the offering of the Shares effected pursuant to the Time of Sale Information and the Prospectus, after consultation with other lawyers in our firm who spent time representing the Company on other matters.

Each opinion (an “enforceability opinion”) in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation). “General principles of equity” include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the federal law of the United States to the extent relevant and, with respect to our opinion in paragraph 2, the General Corporation Law of the State of Delaware, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.

Morgan Stanley & Co. Incorporated

Barclays Capital Inc., et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March     , 2010

We note that the Company is an entity organized under the laws of the Netherlands and that one of the Selling Shareholders listed on Exhibit A, Sensata Investment Company S.C.A. (“SIC”), is an entity organized under the laws of Luxembourg. For purposes of our opinion in paragraph 1, we have assumed, with your permission, that the Underwriting Agreement has been duly authorized, executed and delivered by SIC in accordance with the applicable laws, rules and regulations of Luxembourg. We note in this regard that you are receiving an opinion from Loyens & Loeff, a firm licensed to practice in Luxembourg, with respect to the matters relating to Luxembourg law. We are not licensed to practice in the Netherlands or Luxembourg and we have made no investigation of, and do not express or imply any opinion on, the laws of either the Netherlands or Luxembourg. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. We express no opinion with respect to any foreign or state securities (or “blue sky”) laws or regulations or any other laws, statutes, governmental rules or regulations or decisions which in our experience are not applicable generally to transactions of the kind covered by the Underwriting Agreement or the Management Shareholder Documents or covered by opinions typically delivered in connection with transactions of the kind covered by the Underwriting Agreement or the Management Shareholder Documents. None of the opinions or other advice contained in this letter considers or covers (i) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or accounting data set forth in (or omitted from) the Registration Statement or the Prospectus, (ii) any rules and regulations of the FINRA relating to the compensation of underwriters; (iii) provisions of the Underwriting Agreement or the Management Shareholder Documents which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; (iv) Section 16 of the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder; or (v) compliance with any disclosure requirement or any prohibition against fraud or misrepresentation, as to which we have not been requested to express and therefore we do not express an opinion.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law or other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter is being provided to you pursuant to the provision in the Underwriting Agreement cited in the initial paragraph of this letter and may not be relied upon by you for any

Morgan Stanley & Co. Incorporated

Barclays Capital Inc., et. al

c/o Morgan Stanley & Co. Incorporated and

Barclays Capital Inc.

March     , 2010

other purpose. Without our written consent: (i) no person (including any person that acquires any Firm Shares from the Underwriters) other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,

KIRKLAND & ELLIS LLP

EXHIBIT A

Name of Selling Shareholder	Number of Firm Shares
Sensata Investment Company S.C.A.	4,930,209

The following are each a “Management Shareholder” and collectively are the “Management Shareholders”:

Thomas Wroe	71,005

Jeffrey Cote	47,173

Martha Sullivan	59,923

Steve Major	22,580

Richard Dane, Jr.	28,738

Steve Beringhause	18,060

Geert Braaksma	13,135

Santos Alberto Castillo	3,079

Thomas Charboneau	4,105

Susan Gorius	3,079

Robert Hureau	7,381

Han-Koo Kaang	16,422

Donna Kimmel	16,422

Steve McDonald	4,914

Keng Hooi Ng	3,079

Debra Patsky	3,931

Steven Reynolds	3,079

Takeshi Sato	5,733

Gary John Snyder	13,135

Aaron D. Weis	4,924

Catherine White	4,105

A-1

Annex D

OFFICE ADDRESS	18-20, rue Edward Steichen L-2540 LUXEMBOURG Luxembourg - Kirchberg
TELEPHONE	+352 466 230
FAX	+352 466 234
INTERNET	www.loyensloeff.lu

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

BMO Capital Markets Corp.

Oppenheimer & Co. Inc.

RBC Capital Markets Corporation

March [Date], 2010

Dear Sirs,

Underwriting Agreement – Share Transfer Agreement

1.	Introduction

We have acted as Luxembourg counsel for Sensata Investment Company S.C.A., a Luxembourg société en commandite par actions with registered office at 9A, Parc d’Activité Syrdall, L-5365 Munsbach, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (RCS) under number B 114.729 (the Company) in connection with the entry by the Company into and the performance of its obligations under the Transaction Documents (as defined below).

2.	Scope of Inquiry

2.1.	For the purpose of this legal opinion (this Opinion), we have examined an electronically transmitted copy of the executed underwriting agreement, governed by the laws of the State of New York, dated March [•], 2010, among Sensata Technologies Holding N.V., the Company, the other Selling Shareholders (as defined therein) and the Underwriters (as defined therein) (the Underwriting Agreement).

1/6

Terms defined in the Underwriting Agreement are used herein as therein defined.

2.2.	We have also examined a copy of the following documents:

(a)	a draft share transfer agreement, to be dated the date hereof, pursuant to which [•] Firm Shares (as defined in the Underwriting Agreement) will be transferred by the Company to the Underwriters in accordance with the Underwriting Agreement (the Share Transfer Agreement);

(b)	the consolidated text of the articles of association of the Company (the Articles), and as amended for the last time by Maître Joseph Elvinger, notary in Luxembourg on December 7, 2007;

(c)	the resolutions of the sole manager of the Company, dated March [date], 2010 (the Manager Resolutions);

(d)	the resolutions of the board of directors of Sensata Management Company S.A., dated March [date], 2010 (the Directors Resolutions);

(e)	a management certificate issued by the Company, dated March [date], 2010 (the Management Certificate);

(f)	an excerpt pertaining to the Company issued by the RCS, dated March [date], 2010 (the Excerpt); and

(g)	a non-bankruptcy certificate pertaining to the Company, issued by the Luxembourg district court, dated March [date], 2010 (the Non-Bankruptcy Certificate).

The Underwriting Agreement and the Share Transfer Agreement are collectively referred to as the Transaction Documents.

Except as stated above, we have not, for the purposes of this Opinion, examined any other agreements, deeds or other documents (including for the avoidance of doubt the Registration Statement, the Time of Sale Prospectus and the Propectus.

3.	Assumptions

We have assumed the following:

3.1.	the genuineness of all signatures, stamps and seals of the persons purported to have signed the relevant documents;

3.2.	the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies;

2/6

3.3.	all factual matters and statements relied upon or assumed in this Opinion are and were true and complete on the date of execution of the Transaction Documents (and any document in connection therewith);

3.4.	the due compliance with all requirements (including, without limitation, the obtaining of the necessary consents, licences, approvals and authorisations, the making of the necessary filings, registrations and notifications and the payment of stamp duties and other taxes) under any laws (other than Luxembourg laws) in connection with the execution and performance of the Transaction Documents (and any document in connection therewith);

3.5.	the due compliance by the Company with, and adherence to, the provisions of the Luxembourg law dated May 31, 1999 concerning the domiciliation of companies, as amended;

3.6.	the Company has its central administration (administration centrale) and, for the purposes of the Council Regulation (EC) No. 1346/2000 of May 29, 2000 on insolvency proceedings (the EU Insolvency Regulation), the centre of its main interests (centre des intérêts principaux) at the place of its registered office (siège statutaire) in Luxembourg and has no establishment (as defined in the EU Insolvency Regulation) outside Luxembourg;

3.7.	the Articles are in full force and effect and have not been amended, rescinded, revoked or declared null and void;

3.8.	the Manager Resolutions are in full force and effect, have not been amended, rescinded, revoked or declared null and void, have been validly adopted and there has been no change in the managers of the Company;

3.9.	the Directors Resolutions are in full force and effect, have not been amended, rescinded, revoked or declared null and void, have been validly adopted and there has been no change in the directors of Sensata Management Company S.A.;

3.10.	the information contained in the Excerpt and the Non-Bankruptcy Certificate is true and accurate at the date of this Opinion;

3.11.	without independent investigation, the information contained in the Management Certificate is true and accurate at the date of this Opinion;

3.12.	each of the parties to the Transaction Documents, other than the Company (the Other Parties and, together with the Company, the Parties) has the capacity, power and authority to enter into and execute the Transaction Documents (and any documents in connection therewith) and to perform its obligations thereunder;

3.13.	all obligations of the Parties under the Transaction Documents are legal, valid, binding upon, and enforceable against the Parties as a matter of all relevant laws (other than Luxembourg law) and, in particular, their relevant expressed governing law;

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3.14.	all internal corporate or other authorisation procedures required for the execution and performance by the Other Parties of the Transaction Documents (and any documents in connection therewith) have been fulfilled;

3.15.	each of the Other Parties is a company duly incorporated and validly existing under the laws of the jurisdiction of its place of incorporation, registered office and place of central administration, as the case may be;

3.16.	there are no provisions in the laws of any jurisdiction outside Luxembourg, which would adversely affect, or otherwise have any negative impact on this Opinion;

3.17.	the choice of law to govern the Transaction Documents and the submission by the Parties to the courts referred to therein with regard to any dispute thereunder is valid and binding under the laws of any applicable jurisdiction (other than Luxembourg) and such choice of law and submission to jurisdiction would be recognised and given effect by the courts of any jurisdiction (other than Luxembourg);

3.18.	all payments and transfers made by, on behalf of, or in favour of, the Company are made at arm’s length and are in accordance with market practice;

3.19.	the entry into and the performance by the Company of the Transaction Documents are in the corporate interest of the Company;

3.20.	each of the Parties entered into the Transaction Documents in good faith, for the purpose of carrying out its business and without any intention to defraud or deprive of any legal benefit any other party (including third party creditors) or to circumvent any mandatory law or regulation of any jurisdiction; and

3.21.	the absence of any other arrangement or agreement between the Parties, which would modify or supersede the terms of the Transaction Documents.

4.	Opinions

Based upon the assumptions made above and subject to the qualifications set out below and any matter not disclosed to us, we are of the following opinion:

4.1.	Status

The Company is a société en commandite par actions incorporated and validly existing under Luxembourg law for an unlimited duration.

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4.2.	Corporate power and authority

The Company (i) has the corporate power and authority to execute the Underwriting Agreement and to perform the obligations expressed to be assumed by it thereunder, (ii) has taken all corporate action necessary to authorise the execution and performance of its obligations under, the Underwriting Agreement (including to sell and transfer the Shares to be sold by the Company or a security entitlement in respect of such shares) and (iii) has duly executed the Underwriting Agreement.

The Company (i) has the corporate power and authority to execute the Share Transfer Agreement and to perform the obligations expressed to be assumed by it thereunder and (ii) has taken all corporate action necessary to authorise the execution and performance of its obligations under, the Share Transfer Agreement.

4.3.	No conflict with laws

The execution by the Company of the Transaction Documents and the performance by the Company of its obligations thereunder do not conflict with or result in any violation of (i) the Articles, (ii) the Luxembourg law on commercial companies, (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or (iv) any agreement or other instrument binding upon the Company.

In respect of this opinion 4.3., we have relied on the statements made by the sole manager of the Company in the Management Certificate.

4.4.	Consents

The execution by the Company of the Transaction Documents and the performance by the Company of its obligations thereunder do not require any authorisation or approval from, action by, notice to or filing with, any government, administration or other authority or court in Luxembourg.

4.5.	Stamp duty

No stamp or registration duty, or similar taxes or charges are payable in Luxembourg in connection with the execution or performance of the Transaction Documents.

4.6.	Choice of Law

The choice of the laws of the state of New York as the law governing the Underwriting Agreement will be upheld as a valid choice of law by the courts of Luxembourg. The choice of laws of the Netherlands as the law governing the Share Transfer Agreement will be upheld as a valid choice of law by the courts of Luxembourg.

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4.7.	Legal validity

The contractual obligations expressed to be assumed by the Company under the Transaction Documents constitute the legal, valid and binding obligations of the Company, and are under Luxembourg law, subject to their validity, legality and enforceability under foreign law by which they are expressed to be governed, enforceable against the Company in accordance with their terms.

4.8.	Submission to jurisdiction

The submission to the jurisdiction of the United States federal or state courts as provided in the Underwriting Agreement, is valid and binding upon the Company under Luxembourg law.

4.9.	Enforcement of judgments

A final and conclusive judgment in respect of the Underwriting Agreement obtained against the Company in the United States federal or state courts would be recognised and enforced by Luxembourg courts subject to the applicable enforcement procedure (exequatur).

Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

•	the foreign court order must be enforceable in the country of origin,

•	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules,

•	the foreign procedure must have been regular according to the laws of the country of origin,

•	the foreign decision must not violate the rights of defence,

•	the foreign court must have applied the law which is designated by Luxembourg conflict of law rules, or, at least, the order must not contravene the principles underlying these rules,

•	the considerations of the foreign order as well as the judgment as such must not contravene Luxembourg international public order, and

•	the foreign order must not have been rendered subsequent to an evasion of Luxembourg law (fraude à la loi).

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5.	Qualifications

This Opinion is subject to the following qualifications:

5.1.	Our Opinion is subject to all limitations by reasons of bankruptcy (faillite), insolvency, moratorium, controlled management (gestion contrôlée), suspension of payments (sursis de paiement), court ordered liquidation or reorganisation and any similar Luxembourg or foreign proceedings affecting the rights of creditors generally (Insolvency Proceedings).

5.2.	Where obligations are to be performed under a foreign law, they may not be enforceable under Luxembourg law if and to the extent that such performance or observance would be unlawful, unenforceable, or contrary to public policy under the laws of such jurisdiction.

5.3.	Our opinion that the Company is validly existing is based on the Articles, the Excerpt and the Non-Bankruptcy Certificate (which certificate is issued by the Luxembourg district court subject to all reservations). The Articles, the Excerpt and the Non-Bankruptcy Certificate are, however, not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, an arrangement with creditors proposed or approved or any other Insolvency Proceedings commenced.

5.4.	Powers of attorney, mandates (mandats) or appointments of agents may terminate by law and without notice upon the occurrence of Insolvency Proceedings and may be revoked despite their being expressed to be irrevocable.

5.5.	Corporate documents may not be available at the RCS and the clerk’s office of the Luxembourg district court forthwith upon their execution and filing and there may be a delay in the filing and publication of the documents or notices related thereto. We express no opinion as to the consequences of any failure by the Company to comply with its filing and publication obligations pursuant to the law of August 10, 1915 on commercial companies, as amended.

5.6.	The registration of the Transaction Documents (and any document in connection therewith) with the Administration de l’Enregistrement et des Domaines in Luxembourg may be required in the case of legal proceedings before Luxembourg courts or in the case that the Transaction Documents (and any document in connection therewith) must be produced before an official Luxembourg authority (autorité constituée). A nominal registration duty or an ad valorem duty may be payable, depending on the nature of the document to be registered. The Luxembourg courts or the official Luxembourg authority may require that the Transaction Documents (and any document in connection therewith) be translated into French or German.

5.7.	Except for the opinion expressed in paragraph 4.5. above, we express no opinion as to tax laws or regulations or the tax consequences of the transactions contemplated by the Transaction Documents.

5.8.	No opinion is given in relation to the accuracy of any representation or warranty given by, or concerning, any of the Parties, or whether such Parties have complied with any covenant, undertaking, term or condition given by or binding upon them.

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5.9.	Certain obligations may not be the subject of specific performance pursuant to court orders, but may result only in damages.

5.10.	Any provision for the granting of damages (such as penalty clauses) and any provision granting to a party the right to recover its enforcement and other legal costs and expenses may not necessarily be given effect by a Luxembourg court.

5.11.	Claims may become barred under applicable statutes of limitation and may be subject to defences of set-off or counter-claims.

5.12.	With respect to the opinion expressed in paragraph 4.6. above, Luxembourg courts would not apply a foreign law if the choice of such foreign law was not made bona fide and if:

(a)	the foreign law was not pleaded and proved; or

(b)	such foreign law was pleaded and proved but held contrary to mandatory Luxembourg laws or manifestly incompatible with international public policy rules.

5.13.	Notwithstanding the foreign jurisdiction clause, Luxembourg courts would, in principle, have jurisdiction for any conservatory or provisional action in connection with assets located in Luxembourg and such action would be governed by Luxembourg law.

5.14.	Any judgment awarded in the courts of Luxembourg may be expressed in a currency other than the euro or the euro equivalent at the time of judgment or payment. However, any obligation to pay a sum or money in any currency other than the euro will be enforceable in Luxembourg in terms of the euro only.

5.15.	The concept of “delivery” of a document in not known or required under Luxembourg law.

5.16.	Periods of grace for the performance of its obligations may be granted by the courts of Luxembourg to a debtor who has acted in good faith.

6.	Miscellaneous

6.1.	This Opinion is as of this date and is given on the basis of Luxembourg laws in effect and as published, construed and applied by Luxembourg courts, as of such date. We undertake no obligation to update it or to advise of any changes in such laws or their construction or application. We express no opinion, nor do we imply any opinion, as to any laws other than Luxembourg laws.

6.2.	This Opinion is strictly limited to the Transaction Documents and the matters expressly set forth therein. No other opinion is, or may be, implied or inferred therefrom.

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6.3.	Luxembourg legal concepts are expressed in English terms, which may not correspond to the original French or German terms relating thereto. We accept no liability for omissions or inaccuracies attributable to the use of English terms.

6.4.	This Opinion is given on the express condition, accepted by each person entitled to rely on it, that this Opinion and all rights, obligations, issues of interpretation and liabilities in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and any action or claim in relation to it can be brought exclusively before the Luxembourg courts.

6.5.	This Opinion is given to you solely for the benefit of the Underwriters in connection with the Transaction Documents. It may be disclosed to your legal advisers but on a confidential basis. This Opinion may not be circulated to, or relied upon by, anyone else and it may not be quoted or referred to in any public document, or filed with any authority or other person without our written consent.

Yours faithfully,

Loyens & Loeff, Luxembourg

By:

Thierry Lohest

Avocat

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Loyens & Loeff

SENSATA INVESTMENT COMPANY S.C.A.

Société en Commandite par Actions

Registered Office: 9A, Parc d’Activité Syrdall

                               L-5365 Munsbach

R.C.S. Luxembourg: B 114.729

CERTIFICATE OF THE SOLE MANAGER

OF

SENSATA INVESTMENT COMPANY S.C.A.

March [—], 2010

The undersigned, Sensata Management Company S.A., a société anonyme incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9A, Parc d’Activités Syrdall, L-5365 Munsbach, registered with the Luxembourg Register of Commerce and Companies under number B 114.569, being the sole manager (the Sole Manager) of Sensata Investment Company S.C.A., a Luxembourg société en commandite par actions organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 9A, Parc d’Activité Syrdall, L-5365 Munsbach, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 114.729 (the Company), duly represented by Ailbhe Jennings, Serge Walid Sarkis and Michael Goss, acting in their capacity as directors of the Sole Manager, being duly authorised to issue the present certificate under their joint signatures on behalf of the Sole Manager,

HEREBY CERTIFY

That the execution by the Company of (i) the underwriting agreement, dated [—] March 2010, by and between the Company and the several underwriters named therein (the Underwriting Agreement) and (ii) the draft share transfer agreement, to be dated on or around the date hereof, pursuant to which certain Firm Shares (as defined in the Underwriting Agreement) will be transferred by the Company to several underwriters in accordance with the Underwriting Agreement (the Share Transfer Agreement and together with the Underwriting Agreement, the Transaction Documents) and the performance by the Company of its obligations under the Transaction Documents do not conflict with or result in any violation of (i) the articles of association of the Company, (ii) the Luxembourg law on commercial companies, (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or (iv) any agreement or other instrument binding upon the Company.

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Loyens & Loeff

This certificate is provided to Loyens & Loeff, with the understanding that they will rely thereon in, and will assume the correctness of the above statement as of the date of, the opinion letter to be issued in connection with the Transaction Documents.

[Remainder of this page left intentionally blank - signature page to follow]

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Loyens & Loeff

Signed on the date first written above.

SENSATA MANAGEMENT COMPANY S.A.

By: Ailbhe JENNINGS
Title: Director

By: Serge Walid SARKIS
Title: Director

By: Michael GOSS
Title: Director

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